Exhibit 10.2

June 11, 2014

Daniel S. Glaser
[Address]
[City, State, Zip Code]

Subject:    Terms of Employment

Dear Dan:

This amendment to the Letter Agreement, dated September 18, 2013, between you and Marsh & McLennan Companies, Inc. (the “2013 Letter Agreement”) revises the terms and conditions of your employment by Marsh & McLennan Companies, Inc. The 2013 Letter Agreement will continue to govern your employment, except as specified below, effective as of May 14, 2014:

1.	Exhibit A to the 2013 Letter Agreement shall be deleted and replaced in its entirety with the attached Exhibit A.

Please acknowledge your agreement with the terms of this letter agreement by signing and dating below and the enclosed copy and returning one executed document to me on or before June 25, 2014.

Sincerely,

/s/ H. Edward Hanway
H. Edward Hanway
Chairman of the Compensation Committee
of the Board of Directors of Marsh & McLennan Companies, Inc.

Accepted and Agreed:

/s/ Daniel S. Glaser
(Signature)

June 13, 2014
(Date)

June 11, 2014
Daniel S. Glaser

Exhibit A

Board or Committee Memberships
•    International Advisory Board of BritishAmerican Business
•    Board of Trustees of the American Institute for Chartered Property Casualty Underwriters
•    Insurance Information Institute
•    Board of Trustees of Ohio Wesleyan University

Annual Base Salary	$1,400,000
Annual Target Bonus Opportunity
Bonus awards are discretionary. Anticipated target bonus of $2,800,000 commencing with the 2013 performance year (awarded in 2014). Actual bonus may range from 0% - 200% of target, based on achievement of individual performance objectives, and/or Marsh & McLennan Companies’ performance as Marsh & McLennan Companies may establish from time to time.

Annual Target Long Term Incentive Opportunity	Long-term incentive awards are discretionary. Anticipated target grant date fair value of $8,000,000, commencing with the award made in 2015.
Other Benefits
•    You will have access to a car and driver for business purposes and for work/home travel purposes.

•    You will have access to corporate aircraft for personal travel, up to $100,000 in aggregate incremental cost each calendar year as calculated by the Company for disclosure purposes for the Summary Compensation Table of the Company’s Proxy Statement; provided that this amount and calculation methodology will be reviewed from time to time and subject to adjustment to reflect market trends. The Company currently calculates incremental cost by adding the incremental variable costs associated with personal flights on the aircraft (including hourly charges, taxes, passenger fees, international fees and catering).

If the imputed income attributable to these benefits is taxable to you, then the taxes associated with this taxable income will not be reimbursed or paid by the Company.